THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

VENDUM BATTERIES LIMITED
12% CONVERTIBLE PROMISSORY NOTE

$25,000.00	May 18, 2010 Untied Kingdom

1.  Principal and Interest.

(a) Vendum Batteries Limited, (the "Company"), for value received, hereby promises to pay to the order of Murrayfield Limited (the "Investor" or the "Holder") the sum of Twenty Five Thousand USD ($25,000.00).

(b) This 12% Convertible Promissory Note (the "Convertible Note") shall bear interest from the date of issuance of this Convertible Note until paid in full at the rate of 12% per annum. No payment of principal or interest under this Convertible Note shall be due until September 3, 2011 (the "Initial Payment Date"). Commencing on the Initial Payment Date, interest due thereunder shall be payable monthly with the first payment of interest due five business days from the Initial Payment Date. Thereafter, all monthly interest payment shall be made within five business days from the monthly anniversary date of the Initial Payment Date.

This Convertible Note, including principal and accrued interest thereunder, shall be payable in full by May 18, 2011 (the "Demand Date).

(c) Upon payment in full of the principal and bonus payment, this Convertible Note shall be surrendered to the Company for cancellation.

(d) The principal and interest payments due under this Convertible Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

2. Attorney's Fees. If the indebtedness represented by this Convertible Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Convertible Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and bonus payment payable hereunder, reasonable attorneys' fees and costs incurred by the Investor.

3.  Conversion.

3.1 Voluntary Conversion. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and non-assessable whole shares of the Company's par value common stock ("Common Stock") determined in accordance with Section 3.2 below.

3.2 Shares Issuable. The number of whole shares of Common Stock into which this Convertible Note may be voluntarily converted during such specified periods of time (the "Conversion Shares") shall be determined by the Fair Market Value of the shares at the date of conversion. (the “Note Conversion Price”). For the avoidance of doubt Fair Market value will be considered the lesser of the following:

a. The share price at the last private offering of the company’s common stock
b. The 30 day average of the companies stock in the event a public listing of the companies stock has taken place.

3.3 Notice and Conversion Procedures. If the Holder elects to convert this Convertible Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Convertible Note. Within twenty (20) business days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance.

3.4 Other Conversion Provisions.

(a)Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Convertible Note, approve a reclassification involving a reverse stock split and subdivision of the Company’s issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be adjusted by proportionately increasing the Note Conversion Price on the date that such subdivision shall become effective.  In the event the Company shall in any manner, subsequent to the issuance of this Convertible Note, approve a reclassification involving a forward stock split and subdivision of the Company’s issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be adjusted by proportionately decreasing the Note Conversion Price on the date that such subdivision shall become effective.

(b)Common Stock Defined. Whenever reference is made in this Convertible Note to the shares of Common Stock, the term "Common Stock” shall mean the Common Stock of the Company authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of Common Stock of the Company.

3.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Convertible Note, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

3.6  Redemption. This Convertible Note, including principal and accrued interest thereunder, may be redeemed by the Company at any time at 110% of the then current value (the “Redemption Valuation Price”). If the Company elects to redeem this Convertible Note, the Company shall provide the Holder with a thirty day written notice of redemption. The notice must be delivered to the Holder.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Convertible Note and the performance of all obligations of the Company hereunder has been taken, and this Convertible Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Convertible Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefor.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

5. Representations and Covenants of the Holder. The Company has entered into this Convertible Note in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that this Convertible Note and the Common Stock issuable upon conversion of this Convertible Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Convertible Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Convertible Note or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

6. Assignment. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any provision of this Convertible Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Convertible Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Convertible Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the Canada’s mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Investor:	Murrayfield Limited Conference House, 152 Morrison Street, Edinburgh, E83 8EB, UK
If to Company:	Vendum Batteries Limited Accounting Worx Suite, 400 Thames Valley Park Drive, Reading, RG6 1PT

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

10. Governing Law. This Convertible Note is being delivered in and shall be construed in accordance with the laws of the United States, without regard to the conflicts of laws provisions thereof.

11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

12. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

14. Severability. If one or more provisions of this Convertible Note are held to be unenforceable under applicable law, such provision shall be excluded from this Convertible Note and the balance of the Convertible Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

15. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Convertible Note against impairment.

THIS PART IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, Vendum Batteries Limited has caused this Convertible Note to be executed in its corporate name and this Convertible Note to be dated, issued and delivered, all on the date first above written.

Vendum Batteries Limited	Murrayfield Limited
By Fraser Cottington Director	By Roger Knox Authorized Signatory